                                                             EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports as of the dates appearing on the pages and for the companies, listed below of Condor Technology Solution, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.


                 Company                                  Date           Page
                 -------                                  ----           ----

      Condor Technology Solutions, Inc.               March 11, 1998       42
      Computer Hardware Maintenance Company, Inc.     March 13, 1998       64
      Corporate Access, Inc.                          March 11, 1998       95
      Interactive Software Systems Incorporated       March 6, 1998       104
      U.S. Communications, Inc.                       March 11, 1998      115
      InVenture Group, Inc.                           March 11, 1998      125
      MIS Technologies, Inc.                          March 11, 1998      135


PRICE WATERHOUSE LLP


Falls Church, Virginia
June 19, 1998